PowerCold ComfortAir Solutions, Inc.
A PowerCold® COMPANY

12345 Starkey Road, Suite A, Largo, FL 33773
www.powercold.com
Toll Free: 800.792.1225
Phone: 727.535.2126
Fax: 727.536.7087
Engineering License #: 00009537
PE License #: 23443

August 2, 2004

Ravi J. Patel
Osman Kahn
Gulf Development LLC
6221 S. Claiborne Avenue, Suite 412
New Orleans, LA 70125

RE: Contract Terms, Proposed 176-Room Wingate, New Orleans LA

Dear Mr. Patel,

Following is the contract amount and the mechanical equipment listing and specifications.

Total Amount of Contract	**$ 2,750,000**
Terms:	
Engineering & set up costs	$ 175,000
Pre-pay 50% of equipment costs	$ 500,000
Balance due 30 days from invoice date	$ 2,075,000 *

1. * Breakdown to be determined upon receipt of final bids when design documents and plans are completed.
2. If lease program is executed, the amount invoiced and paid will be credited to total net lease amount.
3. If financing is not completed, contract may be voided.

Please review these terms, and sign below as accepted.

Robert W. Yoho
PowerCold ComfortAir Solutions, Inc.
12345 Starkey Road, Suite A
Largo, FL 33773

SIGNATURE: [signature]

DATE: 8-4-2004

Ravi J. Patel
Gulf Development LLC
6221 S. Claiborne Avenue, Suite 412
New Orleans, LA 70125

SIGNATURE: [signature]

DATE: 9-7-04

EQUIPMENT PACKAGE

The mechanical system design for this project is protected under Patent #5, 183.102. The following equipment will be provided by PowerCold ComfortAir Solutions, Inc. This includes the Integrated Piping System license. Alternative equipment or suppliers will not be accepted.

Fan Coils: Four pipe units with cooling coil, heating coil, and 3-speed fan with 115-volt motor. Insulated Drain Pan, Cooling Coil, 175 psig for connection to fire sprinkler system. Cooling performance based on 45° F EWT and 76° DB/63° WB EAT. Heating Coil shall be approved for use with potable water. Selection based on 140°F Entering Domestic Water Temperature and 70° F EAT. All ceiling fan coils to have extended drip lip under chilled water control valves.

Vertical Fan Coils: To hang on wall or sit on supports in closet made for unit. Return air in front of units, supply air from top, all 120 volt.

Condensate Overflow Protection: To shut off fan coil if water is present in condensate overflow pipe. Required for each fan coil.

Valves: Control valves for all fan coils.

Heating: 2-way, ½" flare fittings, removable actuator, 120volt, .07 amps, Honeywell VU53F1024B with VU443E109.

Cooling: 2-way, ½" flare fittings, removable actuator, 120volt, .07 amps, Honeywell VU53F1024B with VU443E109.

Wall Mounted Thermostats: One (1) per fan coil. Digital programmable thermostat, automatic changeover, 120 VAC, degrees in Fahrenheit or Celsius. Honeywell model T657C1001.

Heating Plants: Includes water pumps. WH1-4 DHW Water Heaters (5) Rheem/Ruud AdvantagePlus, Model HE119-199 (or Voyager SSV 199-119RA), Gas-fired, sealed-combustion, 199MBH input @ 95% efficient, 119 gal. storage, 230 gal. per hour @ 100° F rise each heater. ASME pressure relief valve, venting with 3 PVC/CPVC pipe, 208 volt, 3 phase, includes two (2) pumps with variable flow.

Packaged Evaporatively Cooled Chiller Plant: 64-ton chiller, evaporatively cooled with four individual refrigeration and chilled water circuits for maximum redundancy. 208 volt, 60 hz, 3 phase package comes pre-assembled on skid. General contractor to pour concrete slab to sit chiller on (chiller start-up by PCS). All waterside components rated at 175 psig with #1 and #2 pump, variable speed control, air separator and expansion tank, provisions for air bleed and blow down, chill water temperature and pressure gauges, and factory insulated water piping.

Energy Recovery Units: ERU-1 Venmer HRV2000E air-air heat exchanger, 1800/1800 cfm supply/exhaust, 1.5HP supply/ 1.5HP exhaust fans, factory roof curb, exhaust only defrost, 208/3/60.

Automatic Water Balancing Valves: Automatic balancing valves- Autoflow valves by Flow Design, Inc. Valves provide constant flow over a 2-32 psid range. Autocheck valves designed for full closure over 32 psid.

AB-H3/4 – ¾" Automatic Balancing Valve assemblies for DHW distribution (flow range from 2 to 4 gpm) with isolation valves, strainers with blowdown valve, 1: sweat inlet connection – 1" sweat outlet.

AB-C3/4 – ¾" Automatic Balancing Valve Assemblies for cooling distribution with flow reduction in line failure (Flows 3.5, 5, 7gpm) with isolation valves, strainers with blowdown valve, with autocheck for supply configuration, 1" sweat inlet connection, 1" sweat outlet, rated for 250 psig at 250°F.

H1/2 – ½" Automatic Balancing valve for DHW recirculation for each riser.

Mixing Valves: Thermostatic mixing valves-¾" (max 12 gpm) or 1" (max 18 gpm), sweat fitting, Sparco Aquamix.

Pool/Spa Heater: Water-water heat exchanger uses DHW to heat pool (60,000 btuh), and spa (40,000 btuh) includes tow zone valves and actuators.

RESPONSIBILITIES

General Contractor

- Assist with coordination of trades in working together.
- Accept PCS equipment shipments and turn over equipment to installing contact or provide coordination of shipments directly to installing contractor.
- Provide pads and flashing to the building for chiller and condenser and all necessary pads needed.
- Provide all necessary roof flashing for PCS-supplied roof curbs.
- Protect all deliveries for PCS from weather and damage not noted on delivery ticket. Accept all responsibility for any damage caused to equipment while on site prior to its installation.

Plumbing (PCS)

- Unload and place domestic water heaters in the mechanical room in their respective locations.
- Provide and install complete waste, drain and vent system.
- Provide and install complete storm drain system including connections form condensate drains.
- Provide complete condensate drain system from all fan coils and rooftop units including connections to storm drain system; install overflow condensate protection devices furnished by PSC.
- Provide and install plumbing fixtures/faucets for all tubs, lavatories, toilets, sinks, anti-scald devices, etc.
- Install, set and start-up DHW heaters and hot water recirc pumps.
- Provide and install domestic cold water line from connection to city water main to water meter.
- Provide and install complete domestic water system including all cold and hot water piping from water meter to all fixtures, hot water return piping including piping to and from DHW heaters and hot water recirc pumps, and hot water piping to and from all fan coil heating coils. Include all isolation valves not specifically called out as provided by PCS.
- Provide parts and labor warranty for all components and materials provided and installed by plumbing contractor. Include 12 job callbacks to troubleshoot system and train operators during the first year of operation. Coordinate first year warrantee and labor issues with PCS, Inc. Provide hourly rate for first year labor warranty for servicing or changing out faulty equipment (valves, fan coils, pumps, and water heaters) provided in PCS package.
- Provide complete gas piping to all gas using equipment including DHW heaters, pool and spa heaters, dryers, and fireplaces. Start up and test above items per manufacturers' requirements.
  Provide 1" make-up water line to chiller plant and 1 ½" sump drain line to chiller plant.
- Provide make-up water and drains for misc. equipment including washers, ice machines, pool equipment.
- Connect chilled water supply and return piping from chiller plant pumping station to supply and return connections to the sprinkler mains provide by the fire protection contractor.
- Connect chilled water piping from outlet in CPVC tee provide by fire protection contractor to (supply) and from (return) fan coils. Provide globe valve and install piping to the chilled water control valves at fan coil. Refer to details on drawings.
- Pump system at full flow for 24 hours and clean all strainers before starting chiller plant also under plumbing unless otherwise agreed.

  <u>Pipe Insulation Contractor</u>

  - Insulate all mains and branch lines. (FP/chilled, DHW, DCW)
  - Insulation of chilled water piping to and from fan coils, including valves.
  - Insulation of first five (5) feet of dead-end runs (no chilled water flow) connected to FP/chilled water lines with chilled water in them.

RESPONSIBILITIES

Fire Sprinkler (PCS)

- The fire sprinkler piping will be utilized for distributing chilled water for air conditioning in this building, as provided in NFPA 13R, Closed Loop Circulating Systems. This requires fire sprinkler contactor to work as an integral part of the mechanical team. This requires coordinating work with Chilled Water Contractor, the Plumbing contractor, and Pipe Insulation contractor, before starting construction, during construction, testing and start-up.
- The fire main serving the first floor for this project will also serve as chilled water supply main and then alternate floors. The fire main serving the second floor will also serve as chilled water return main and then alternate floors. The fire main will split into the lines serving each floor in the main mechanical room. The zone valves, tamper switches, flow switches, check valves and test station will be located here. Down stream of these flow switches, the FP contractor will leave a connection point for the Chilled Water Contractor as indicated on plans. FP contractor shall provide a CPVC tee on the sprinkler branch line piping in each guestroom for connection to the fan coils by the Plumbing Contractor. See FP drawings and details for more information.
- FP Contractor shall use CPVC pipe (Blazemaster) where allowed by NFPA and all local codes.
- Plans show pipe sizes for sprinkler mains. These are minimum sizes needed for chilled water flow and for required sprinkler operation per NFPA. Do not downsize, but upsizing of main is acceptable.
- Debur and clean piping during installation. Flush system after installation.
- Provide backflow device or, if required by local codes, a reduced pressure backflow device. Coordinate exact location with Civil Site Contractor.

Mechanical/HVAC (PCS)

- Unload and install packaged chiller plant.
- Unload and place fan coils in their respective locations.
- Unload and install roof curbs and rooftop air-to-air heat recovery and dehumidification equipment on the roof or in their respective locations.
- Furnish and install all refrigerant piping from chiller to condenser. Furnish and install all parts needed for a complete working system. Includes R-22, accumulators, dryers filters, valves, heat tape and fittings, etc. Pressure test with Nitrogen to 350psi for 72-hours verified by General Contractor.
- Install all ducts to fan coils. Provide transitions, ductwork, flex duct, etc. for complete system.
- Furnish and install all supply and return grilles including motorized or mechanical louvers.
- Provide all ductwork for building, including water heater exhaust & combustion air and louvers, etc.
- Install heat recovery unit and provide and install exhaust and ventilation ductwork.
- Provide and install all required smoke detectors and accessories.
- Provide and install all fire and smoke dampers.
- Provide and install actuators for dampers.
- Provide and install dryer make-up air system and exhaust flues.
- Install pool and spa heat exchangers and exhaust flues.
- Furnish and install all exhaust fans.
- Furnish and install all auxiliary drain pans on vertical or horizontal fan coil units.
- Perform start-up of fan coils and Heat Recovery unit, ensuring that thermostats, actuators, valves, fans are all operation properly.
- Provide punch list to GC for items for other trades outstanding after fan coil start-up. (Example- actuator in room 125 not opening valve.)

Parts and labor warranty for all components and materials provide and installed by this contractor. Provide hourly rate for first year labor warranty for servicing or changing out faulty equipment (fan coils)